Exhibit 99.1

Staffing 360 Solutions Announces Closing of

$1.74 Million Registered Direct Offering of Common Stock

Priced At-the-Market Under Nasdaq Rules

NEW YORK, Dec. 31, 2020 - Staffing 360 Solutions, Inc. (NASDAQ: STAF), a staffing company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced the closing of its previously announced registered direct offering priced at-the-marked under Nasdaq rules, of 2,662,596 shares of its common stock at a purchase price of $0.655 per share for gross proceeds of approximately $1.74 million.

The Company intends to use 75% of the net proceeds from the registered direct offering to redeem a portion of its outstanding note due September 30, 2022, and 25% of the net proceeds from this offering to redeem a portion of its Series E Preferred Stock.

H.C. Wainwright & Co. acted as sole book-running manager for the offering.

A shelf registration statement on Form S-3 (File No. 333-230503) relating to the registered direct offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on April 11, 2019. The offering of the shares of common stock was made only by means of a prospectus supplement and accompanying prospectus that forms a part of the registration statement. Electronic copies of the final prospectus supplement and the accompanying prospectus were filed with the SEC and may be obtained from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. For more information, visit www.staffing360solutions.com.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as “expect,” “look forward to,” “anticipate” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified, and include, among others, statements regarding the intended use of net proceeds from the registered direct offering; consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, market and other conditions; the Company’s ability to retain the listing of its common stock on the Nasdaq Capital Market; the geographic, social and economic impact of COVID-19 on the Company’s ability to conduct its business and raise capital in the future when needed; weakness in general economic conditions and levels of capital spending by customers in the industries the Company serves; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of customer capital projects or the inability of the Company’s customers to pay the Company’s fees; the termination of a major customer contract or project; delays or reductions in U.S. government spending; credit risks associated with the Company’s customers; competitive market pressures; the availability and cost of qualified labor; the Company’s level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for the Company’s business activities, including, but not limited to, the activities of the Company’s temporary employees; the Company’s performance on customer contracts; negative outcome of pending and future claims and litigation; government policies, legislation or judicial decisions adverse to the Company’s businesses; the Company’s ability to access the capital markets by pursuing additional debt and equity financing to fund its business plan and expenses on terms acceptable to the Company or at all; the Company’s ability to achieve loan forgiveness under Paycheck Protection Program; and the Company’s ability to comply with its contractual covenants, including in respect of its debt agreements, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contacts:

Harvey Bibicoff, CEO

Bibicoff + MacInnis, Inc.

(818) 379-8500 x1

harvey@bibimac.com

Terri MacInnis, VP of IR

Bibicoff + MacInnis, Inc.

(818) 379-8500 x2

terri@bibimac.com